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Exhibit 23(A)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-50371, No. 33-50381, No. 33-21717, No. 33-
19049, No. 33-04407, No. 2-97395, No. 2-78417 and No. 33-40438) of Arvin
Industries, Inc. of our report dated February 1, 1995 appearing in this Form 10 -K.

Price Waterhouse LLP

Indianapolis, Indiana
March 22, 1994

Exhibit 23(B)
Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 ( No. 33-41242 and No. 33-53087) of Arvin Industries, Inc. of our report dated February 1, 1995 appearing in this Form 10 - K.

Price Waterhouse LLP

Indianapolis, Indiana
March 22, 1994

Exhibit 23(C)
Consent of Independent Accountants


The Board of Directors
Space Industries International, Inc.:

We consent to the incorporation by reference in the registration statements of Form S - 3 and Form S - 8 of Arvin Industries, Inc. of our report dated January 25, 1995, relating to the consolidated balance sheets of Space Industries International, Inc. and subsidiaries as of January 1, 1995 and the related consolidated statement of operations, shareholders' equity, and cash flows for the year then ended which report appears in the January 1, 1995 annual report on Form 10-K of Arvin Industries, Inc. We also consent to the reference to our firm under the heading "Experts" in the registration.


KPMG Peat Marwick LLP

March 17, 1995